Exhibit 23.3



INDEPENDENT
MINING CONSULTANTS, INC.

2700 E. Executive Drive, Suite 140
Tucson, Arizona 85706 USA
Tel: (520) 294-9861  Fax: (520) 294-9865


                                           March 3, 2000



Pat Prejean
Manager of Financial Reporting
Freeport-McMoRan Copper & Gold, Inc.
1615 Poydras Street
New Orleans, LA 70112

Dear Mr. Prejean,


          We consent to the use in this Registration Statement on Form S-3 of Freeport-McMoRan Copper & Gold Inc. of our reports incorporated by reference therein and to all references to our firm in the Registration Statement, including the reference to us under the heading "Experts" in the Prospectus comprising a part of the Registratin Statement as being experts in mining, geology and reserve determination.


                             INDEPENDENT MINING CONSULTANTS, INC.



Dated: March 3, 2000                By: /s/ John M. Marek
                                    ------------------------------
                                    Name: John M. Marek
                                    Title: President